UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 20, 2007

GREATER COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

NEW JERSEY	01-14294	22-2545165
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 UNION BOULEVARD, TOTOWA, NJ	07512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	973-942-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Effective February 20, 2007, the Board of Directors of Greater Community Bancorp (the “Company”) elected Roger Tully to Executive Vice President, Risk and Operations Officer of the Company. Mr. Tully is 58 years of age and has been with the Company since August 2006 as Executive Vice President, Chief Lending Officer of Greater Community Bank, a wholly-owned bank subsidiary of the Company. Prior to joining the Company, Mr. Tully was Chief Risk Officer at Bank Leumi USA, and he previously served in a senior capacity at various other financial institutions in credit, compliance and risk management functions. Mr. Tully has an MBA degree in Finance.

The term of Mr. Tully’s position is at the discretion of the Company’s Board of Directors. There is no agreement or understanding between Mr. Tully and any person pursuant to which he was elected, nor is Mr. Tully party to an employment agreement. Mr. Tully will be eligible to participate in the Company’s benefit plans available to other similarly situated executive officers. There are no transactions that are required to be disclosed under Item 404(a) of Regulation S-K for Mr. Tully.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER COMMUNITY BANCORP
(registrant)

Date: February 23, 2007	/s/ Stephen J. Mauger
Stephen J. Mauger
Senior Vice President, Treasurer and Chief Financial Officer